FEDERAL IDENTIFICATION
                                                     NO. 04-2464749

BAHG                  THE COMMONWEALTH OF MASSACHUSETTS
Examiner                   William Francis Galvin
                        Secretary of the Commonwealth
            One Ashburton Place, Boston, Massachusetts 02108-1512

N/A                         ARTICLES OF AMENDMENT
Name               (General Laws, Chapter 156B, Section 72)
Approved

We,                            Peter J. Murphy,                   President

and                         Jill Pollack Kutchin,                 Clerk

of                           Parlex Corporation
                         (Exact name of corporation)

located at         145 Milk Street, Methuen, Massachusetts
              (Street address of corporation in Massachusetts)

certify that these Articles of Amendment affecting articles numbered:

                                      3
        (Number those articles 1, 2, 3, 4, 5 and/or 6 being amended)

of the Articles of Organization were duly adopted at a meeting held on October 20, 1997, by vote of 2,681,606 shares of Common Stock of 3,593,310 shares outstanding.

C  [ ]
P  [ ]
M  [ ]
R.A.  [ ]
(1) being at least a majority of each type, class or series outstanding and entitled to vote thereon

*  Delete the inapplicable words.      **  Delete the inapplicable clause.
1  For amendments adopted pursuant to Chapter 156B, Section 70.
2  For amendments adopted pursuant to Chapter 156B, Section 71.
Note: if the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

                                 3/20/70  C

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:
----------------------------------------------------------------------------
 WITHOUT PAR VALUE STOCKS                 WITH PAR VALUE STOCKS
----------------------------     -------------------------------------------
TYPE        NUMBER OF SHARES     TYPE        NUMBER OF SHARES      PAR VALUE
----------------------------     -------------------------------------------
Common:                          Common:     5,000,000             $.10
Preferred:                       Preferred:  1,000,000             $1.00
----------------------------------------------------------------------------

Change the total authorized to:
----------------------------------------------------------------------------
 WITHOUT PAR VALUE STOCKS                 WITH PAR VALUE STOCKS
----------------------------     -------------------------------------------
TYPE        NUMBER OF SHARES     TYPE        NUMBER OF SHARES      PAR VALUE
----------------------------     -------------------------------------------
Common:                          Common:     10,000,000            $.10
Preferred:                       Preferred:  1,000,000             $1.00
----------------------------------------------------------------------------

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date: ______________________

SIGNED UNDER THE PENALTIES OF PERJURY, this 21st day of October, 1997.

/s/ Peter J. Murphy, President
    Peter J. Murphy

/s/ Jill Pollack Kutchin, Clerk
    Jill Pollack Kutchin

*Delete the inapplicable words.

                                   592325

                      THE COMMONWEALTH OF MASSACHUSETTS

                            ARTICLES OF AMENDMENT
                  (General Laws, Chapter 156B, Section 72)

                        =============================

                   I hereby approve the within Articles of
                   Amendment and, the filing fee in the amount of $5,000 having been paid, said articles are deemed to have been filed with me this 21st day of October 1997.

                   Effective date: __________________________

                         /s/ William Francis Galvin
                             WILLIAM FRANCIS GALVIN
                        Secretary of the Commonwealth

                       TO BE FILLED IN BY CORPORATION
                    Photocopy of document to be sent to:

                           Edward D. Kutchin, Esq.
                            Kutchin & Rufo, P.C.
                             One Liberty Square
                              Boston, MA 02109